UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): April 24, 2006

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Registered Offering of 7.5% Convertible Senior Notes due 2011

On April 24, 2006, Cell Therapeutics, Inc. (the “Corporation”) entered into an agreement (the “Purchase Agreement”) with CRT Capital Group LLC (the “Initial Purchaser”) to sell an aggregate of $33,156,000 million principal amount of its 7.5% convertible senior notes due 2011 (the “New Notes”) in a registered offering. The Corporation sold the Notes to the Initial Purchaser at a discount of 4%, or $1,326,240. The Notes are issued pursuant to the terms of an Indenture, dated April 27, 2006 between the Company and U.S. Bank National Association, as trustee (the “Indenture”). The registered offering of the notes was completed on April 27, 2006.

The description of the terms of the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On each of April 25, 2006 and April 27, 2006, the Company issued a press release relating to the sale of New Notes pursuant to the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and Exhibit 99.3, respectively, and which are incorporated herein by reference.

Exchange of Outstanding Subordinated Debt

On April 24, 2006, the Corporation entered into an Exchange Agreement (the “Exchange Agreement”) with certain holders (the “Existing Holders”) of its 5.75% Convertible Senior Subordinated Notes due 2008 (the “Senior Subordinated Notes”) and its 5.75% Convertible Subordinated Notes due 2008 (the “Subordinated Notes”). Pursuant to the Exchange Agreement, the Existing Holders and the Company exchanged approximately $39.5 million aggregate principal amount of the Corporation’s Senior Subordinated Notes currently held by the Existing Holders and approximately $1.2 million aggregate principal amount of the Corporation’s Subordinated Notes held by the Existing Holders for approximately $33.2 million aggregate principal amount of the New Notes.

The Corporation issued the New Notes to the Existing Holders in a private placement pursuant to the exemption from the registration requirements afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The closing of the exchange of the New Notes with the Existing Holders occurred on April 27, 2006. The Existing Holders are all “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Act, and have represented to the Company that they will reoffer and resell the New Notes or common stock issuable upon conversion of the New Notes to qualified institutional buyers in accordance with Rule 144A of the Act. The New Notes issued to the Existing Holders include legends restricting transfer other than pursuant to an effective registration statement under the Act or in accordance with an exemption from registration.

In connection with the Exchange Agreement, the Company entered into a registration rights agreement with the Existing Holders (the “Registration Rights Agreement”), under which the Company has agreed to use its best efforts to prepare and file a shelf registration statement with the Securities and Exchange Commission covering the resale of the New Notes and the Common Stock issuable upon conversion of the New Notes no later than 10 business days following the issuance of the New Notes, and thereafter to cause such shelf registration statement to be declared effective within 60 days of the issuance of the New Notes. If the Company fails to timely file or have such shelf registration declared effective, the Company may be required to pay additional interest on the Notes. In addition, the Corporation has also agreed to certain restrictions on its issuance of certain classes of equity securities.

The description of terms and conditions of the Exchange Agreement and Registration Rights Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Exchange Agreement and Registration Rights Agreement, which are attached hereto as Exhibit 10.2 and 4.2, respectively, and which are incorporated herein by reference.

On each of April 25, 2006 and April 27, 2006, the Company issued a press release relating to the transactions contemplated by the Exchange Agreement, a copy of which is attached hereto as Exhibit 99.2 and Exhibit 99.4, respectively, and which are incorporated herein by reference.

Terms of the 7.5% Convertible Senior Notes due 2011

The New Notes will bear an annual interest rate of 7.5 percent and be initially convertible into Company common stock, no par value (“Common Stock”) at a rate of 478.519 shares per $1,000 principal amount of the notes, which is equivalent to an initial conversion price of approximately $2.09 per share (the “Conversion Price”), as may be adjusted. Holders of New Notes that surrender their New Notes for conversion in connection with certain fundamental corporate changes may, in certain circumstances, be entitled to an increase in the conversion rate for the New Notes so surrendered.

On or after April 30, 2009, the Corporation will have the right to redeem some or all of the New Notes for cash at any time, at a redemption price equal to par value plus accrued and unpaid interest to, but not including, the redemption date.

The New Notes will automatically convert if, at any time after June 26, 2006 and prior to maturity, the closing price of the Common Stock has exceeded 125% of the Conversion Price then in effect for at least 20 trading days within any 30 consecutive trading day period, subject to certain conditions.

In the event of certain changes in control, holders may require us to repurchase their New Notes at a repurchase price equal to par value plus accrued and unpaid interest to, but not including, the repurchase date. The Corporation will be required to pay a make-whole amount to holders of the New Notes who elect to exercise this repurchase right upon a Non-Stock Change of Control (as such term is defined in the Indenture).

Upon any automatic conversion of the New Notes, or if the holders exercise their right to require the Corporation to repurchase the notes upon a Non-Stock Change of Control, the Corporation shall pay the holder of the New Notes so converted a make-whole payment equal to $225 per $1,000 principal amount of the New Notes so converted or repurchased, less any interest paid on such New Notes prior to the conversion date (a “Make-Whole Payment”).

Interest on the New Notes and any Make-Whole Payment is payable, at the option of the Company, in cash, Common Stock or some combination thereof, subject to certain conditions. If not converted, redeemed or repurchased, the New Notes mature on April 30, 2011. Upon the occurrence of certain events of default, the full aggregate principal amount of the New Notes, together with interest and other amounts owing, becomes immediately due and payable.

The New Notes will be the Corporation’s senior unsecured obligations and will rank pari passu in right of payment with all existing and future senior indebtedness of the Corporation, including the Corporation’s 6.75% Convertible Senior Notes due 2010, and will rank senior in right of payment to the Corporation’s currently outstanding 5.75% Convertible Senior Subordinated Notes due 2008, 5.75% Convertible Subordinated Notes due 2008 and 4% Convertible Senior Subordinated Notes due 2010. The Corporation has also agreed to certain restrictions on its incurrence of future indebtedness.

The description of the terms and conditions of the Notes and the Indenture set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Corporation knows of no material relationship between the Company or its affiliates and the Initial Purchaser, U.S Bank National Association or the Existing Holders other than in respect of the Purchase Agreement, the Indenture, the Exchange Agreement and the Registration Rights Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this report on Form 8-K:

4.1	Indenture, dated April 27, 2006, between Cell Therapeutics, Inc. and U.S. Bank National Association, as trustee

4.2	Registration Rights Agreement, dated April 27, 2006, between Cell Therapeutics, Inc. and the Existing Holders

10.1	Purchase Agreement, dated April 24, 2006, by and between Cell Therapeutics, Inc. and CRT Capital Group LLC

10.2	Exchange Agreement, dated April 24, 2006, by and among Cell Therapeutics, Inc. and the Existing Holders

25.1	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.

99.1	Press Release dated April 25, 2006 of Cell Therapeutics, Inc.

99.2	Press Release dated April 25, 2006 of Cell Therapeutics, Inc.

99.3	Press Release dated April 27, 2006 of Cell Therapeutics, Inc.

99.4	Press Release dated April 27, 2006 of Cell Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: April 28, 2006	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance & Administration

EXHIBIT INDEX

Exhibit Number

4.1	Indenture, dated April 27, 2006, between Cell Therapeutics, Inc. and U.S. Bank National Association, as trustee

4.2	Registration Rights Agreement, dated April 27, 2006, between Cell Therapeutics, Inc. and the Existing Holders

10.1	Purchase Agreement, dated April 24, 2006, by and between Cell Therapeutics, Inc. and CRT Capital Group LLC

10.2	Exchange Agreement, dated April 24, 2006, by and among Cell Therapeutics, Inc. and the Existing Holders

25.1	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.

99.1	Press Release dated April 25, 2006 of Cell Therapeutics, Inc.

99.2	Press Release dated April 25, 2006 of Cell Therapeutics, Inc.

99.3	Press Release dated April 27, 2006 of Cell Therapeutics, Inc.

99.4	Press Release dated April 27, 2006 of Cell Therapeutics, Inc.